Exhibit 8.2

LEGAL OPINION

To: Uxin Limited.

21/F, Donghuang Building

No. 16 Guangshun South Avenue

Chaoyang District,

Beijing, 100029

People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

August 6, 2024

Dear Sir/Madam:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region) and as such are qualified to issue legal opinions on the PRC laws, regulations or rules effective on the date hereof (the “PRC Laws”).

We are acting as PRC counsel of Uxin Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the proposed offering (the “Offering”) of a certain number of Class A ordinary shares of the Company, including in the form of ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings, as set forth in the Company’s registration statement on Form F-3, including a base prospectus, and the prospectus supplement(s), including any amendments or supplements thereto (the “Registration Statement”), filed or to be filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

I.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence, reviewed and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the Governmental Agencies (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by competent Governmental Agencies (as defined below) or appropriate representatives of the Company or the PRC Companies.

1

In rendering this opinion, we have made the following assumptions (the “Assumptions”):

A.	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

B.	each of the parties to the Documents, other than the PRC Companies, (a) if a legal person or other entity, is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party, and, if a legal person or other entity, in accordance with the laws of its jurisdiction of organization and/or incorporation or the laws that it is subject to;

C.	unless otherwise indicated in the Documents, the Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

D.	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

E.	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion are true, correct and complete;

F.	all the explanations and interpretations provided by the officers of Governmental Agencies duly reflect the official position of the Governmental Agencies, and all the factual statements provided by the Company and PRC Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct; and

G.	all governmental authorizations and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agencies have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

II.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“CSRC”	means the China Securities Regulatory Commission;

“Governmental Agencies”	means any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any of the PRC Companies in the PRC;

“M&A Rules”	means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and SAFE, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009;

2

“Overseas Listing Trial Measures”	means the Tentative Measures for Administration of the Overseas Issuance and Listing of Securities by Domestic Enterprises (《境内企业境外发行证券和上市管理试行办法》), which were published by the CSRC on February 17, 2023 and became effective on March 31, 2023;

“PRC Companies”	means the companies as set forth in Appendix hereto;

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly; and

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that form parts of the Registration Statement.

III.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

A.	Incorporation of PRC Companies.

Each of the PRC Companies as set forth in the Registration Statement has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws.

B.	Corporate Structure.

The descriptions of the corporate structure of the PRC Companies set forth in the section headed “Our Holding Company Structure and Historical Contractual Arrangements with the Former VIEs” of the Registration Statement are true and accurate and nothing has been omitted from such descriptions which would make the same misleading in any material respects.

C.	Taxation.

The statements made in the Registration Statement under the caption “Taxation - People’s Republic of China Taxation”, with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material respects and such statements constitute our opinion.

3

D.	M&A Rules.

Based on our understanding of the explicit provisions under the PRC Laws, we are of the opinion that the CSRC’s approval is not required to be obtained for the Offering or the listing, because the CSRC has not issued any definitive rule or interpretation concerning whether the Offering is subject to the M&A Rules as of the date hereof. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementation rules and interpretations in any form relating to the M&A Rules.

E.	Overseas Listing Trial Measures.

According to the Overseas Listing Trial Measures which has became effective on March 31, 2023, a Chinese-based issuer shall submit a filing with the CSRC within three working days after the issuer completes a subsequent securities offering in the same overseas market where it has previously offered and listed securities. In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (4) if, the domestic enterprise is being investigated according to law due to suspected crimes or major violations of laws and regulations, and there is no clear conclusion; and (5) if there are material ownership disputes over the equity of the controlling shareholder or shareholders controlled by controlling shareholders and actual controllers. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organize or instigate the breach, they will be fined between RMB1 million and RMB10 million. In addition to above filing requirements, the Overseas Listing Trial Measures also require an issuer to report to the CSRC within three business days after the occurrence of any the following events: (i) its change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Overseas Listing Trial Measures.

F.	Enforceability of Civil Procedures.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of written arrangement with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

4

G.	PRC Laws.

All statements set forth in the Registration Statement under the captions “Our Company”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material respects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

IV.	Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

A.	Our opinion is limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

B.	There is no guarantee that any of the PRC Laws referred to herein, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

C.	Our opinion is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

D.	Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

E.	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries.

F.	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Companies in connection with the Offering and the transactions contemplated thereby.

5

G.	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on representations made by officers and employees of the Company, the PRC Companies and Governmental Agencies.

H.	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to render this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

I.	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

J.	This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Our Company”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Beijing Docvit Law Firm
Beijing Docvit Law Firm

6

Appendix

List of the PRC Companies

1	Youxin (Anhui) Industrial Investment Co., Ltd. (“优信（安徽）产业投资有限公司” in Chinese), wholly owned by Ucar Buy HK Limited; and

1.1	First tiered companies of which 100% equity interests are directly owned by Youxin (Anhui) Industrial Investment Co., Ltd. - Youtang (Shaanxi) Information Technology Co., Ltd. (“优唐（陕西）信息科技有限公司” in Chinese).

1.2	First tiered companies of which 70% equity interests are directly owned by Youxin (Anhui) Industrial Investment Co., Ltd. - Youxin (Zhengzhou) Automobile Intelligent Remanufacturing Co., Ltd. (“优信（郑州）智能再制造有限公司” in Chinese).

2	Youxin (Hefei) Automobile Intelligent Remanufacture Co., Ltd. (“优信（合肥）汽车智能再制造有限公司”in Chinese), which 87.98% equity interests are directly owned by Xin HK Limited; and

3	Youxin (Shaanxi) Information Technology Group Co., Ltd. (“优信（陕西）信息科技集团有限公司” in Chinese), wholly owned by Ucar Show HK Limited; and

First tiered companies of which 100% equity interests are directly owned by Youxin (Shaanxi) Information Technology Group Co., Ltd.-

3.1	Hefei Youxin Automobile Maintenance Co., Ltd. (“合肥优信汽车维修有限公司”in Chinese);

3.2	Youxin (Ningbo) Information Technology Co., Ltd. (“优信（宁波）信息技术有限公司” in Chinese);

3.3	Hefei Youquan Information Technology Co., Ltd. (“合肥优荃信息科技有限公司” in Chinese).

4	Youfang (Beijing) Information Technology Co., Ltd. (“优舫（北京）信息科技有限公司” in Chinese), wholly owned by Ucar Show HK Limited.

7